Exhibit 10.1

2015 Amendment to Employment Agreement

This 2015 Amendment to Employment Agreement (the “2015 Amendment”) is entered into as of this 10th day of March, 2015, by and between SunEdison, Inc., f/k/a MEMC Electronic Materials Inc., a Delaware corporation (the “Company”), and Ahmad Chatila (“Executive”).
WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of February 4, 2009 (the “Agreement”) which sets forth the respective rights and obligations with respect to Executive’s employment by the Company; and
WHEREAS, the Company and the Executive amended the Agreement on January 29, 2010 (the “2010 Amendment”) such that Executive’s incentive target bonus for 2009 was reallocated to training programs for the approximately 450 employees affected by the restructuring of the Company’s operations announced in September 2009. The 2010 Amendment affected only Executive’s 2009 bonus.

WHEREAS, the Company and Executive now desire to amend the Agreement, which has automatically renewed for successive one-year terms since the expiration of the initial four year term on March 2, 2013, to extend the term of the Agreement an additional four years to March 10, 2019, on the terms and subject to the conditions set forth in this 2015 Amendment, and

WHEREAS, the Company and Executive now desire to amend the Agreement to reduce Executive’s salary continuation upon Certain Terminations as set forth in 4(f)(i) from two years to one year, on the terms and subject to the conditions set forth in this 2015 Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:
1.    Amendment One. The phrase “the Company shall employ Executive on the terms and subject to the conditions of this Agreement for the term commencing on the Effective Date and ending on the four year anniversary of the Effective date” in paragraph 1 of the Agreement is hereby amended to state “the Company shall employ Executive on the terms and subject to the conditions of this Agreement for the term commencing on the Effective Date and ending on March 10, 2019”. The Agreement will continue to automatically renew for successive one-year terms as set forth immediately following this phrase in the Paragraph 1 of the Agreement.
2.    Amendment Two. The phrase “(C) the continuation of Executive’s Base Salary for the two-year period beginning on the Date of Termination (the “Severance Period”)” in paragraph 4(f)(i) of the Agreement is hereby amended to state “(C) the continuation of Executive’s Base Salary for the one-year period beginning on the Date of Termination (the “Severance Period”).

Exhibit 10.1

3.    General Provisions.
a.    Entire Agreement; Amendment. Subject to the terms of the various plans and documents referenced in the Agreement, the Agreement, the 2010 Amendment and this 2015 Amendment constitute the entire agreement among the parties hereto with respect to Executive’s employment and his right to compensation and benefits, including without limitation severance or termination pay. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Executive by any other Person and those contained in any prior offer, employment, consulting or similar agreement entered into by Executive and the Company or any predecessor thereto or Affiliate thereof) are merged herein and superseded hereby. Except as provided in this 2015 Amendment, the Agreement is hereby ratified, confirmed and approved, and all other terms thereof shall remain in full force and effect. This 2015 Amendment may be amended, modified, superseded, cancelled, renewed or extended, and the terms and covenants hereof may be waived, only by a written instrument signed by all parties hereto, or in the case of a waiver, by the party waiving compliance.
b.    Severability. If any provision of this 2015 Amendment shall be invalid or unenforceable to any extent or in any application, then the remainder of this 2015 Amendment and of such term and condition, except to such extent or in such application, shall not be affected thereby and each and every term and condition of this 2015 Amendment shall be valid and enforced to the fullest extent and in the broadest application permitted by law.
c.    Governing Law. This 2015 Amendment shall be governed by and construed in accordance with the laws of the State of Missouri without reference to principles of conflicts of laws.
d.    Definitions. Terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Agreement.
e.    Binding Effect; Assignment. This 2015 Amendment shall be binding on and inure to the benefit of the Company and its successors and permitted assigns. This 2015 Amendment shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This 2015 Amendment shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except that the Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means).
f.    Counterparts. This 2015 Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature.
g.    Headings. The section and other headings contained in this 2015 Amendment are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.
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Exhibit 10.1

IN WITNESS WHEREOF, the Company has duly executed this 2015 Amendment by its authorized representatives and Executive has hereunto set his hand, in each case effective as of the date first above written.

SUNEDISON, INC.

By:	/s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chairman of the Board of Directors

EXECUTIVE:

/s/ Ahmad Chatila
Name: Ahmad Chatila

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